UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                December 18, 2005
                Date of report (Date of earliest event reported)

                            Valmont Industries, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

            1-31429                                   47-0351813
      (Commission File Number)               (IRS Employer Identification No.)

                     One Valmont Plaza
                         Omaha, NE                                68154
         (Address of Principal Executive Offices)              (Zip Code)

                                 (402) 963-1000
              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the  appropriate  box below if the Form 8-K  filing  is  intended  to
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     CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01. Entry into a Material Definitive Agreement.

     The Valmont board of directors, upon recommendation of the Compensation Committee, on December 19, 2005 established fiscal 2006 base salaries for the five executive officers named in the 2005 proxy statement (the "Executives"):
Mogens Bay, $795,000; Terry McClain, $360,400; Robert Meaney, $303,496; Mark Jaksich, $206,377; and Mark Treinen, $206,377. The Compensation Committee on
December 18, 2005 established the performance measures for the fiscal 2006 annual incentives for the Executives. Such incentives were established under the stockholder-approved Valmont Executive Incentive Plan. A target incentive was established for each executive ranging from 35% to 100% of base salary, and performance goals were set based on earnings per share performance. A minimum threshold level of earnings per share must be attained before any incentive is earned and incentives are earned based on specific performance levels of earnings per share. Payout under the plan to any Executive is capped at three times the target incentive.

     The Compensation Committee on December 18, 2005 also established the performance measures for executives for the long-term incentive program with respect to the three-year cycle of fiscal 2006 - fiscal 2008. Such incentives were established under the stockholder-approved Valmont Executive Incentive Plan. Targets were established for each Executive ranging from 25% to 60% of base salary, which amount is converted to performance shares. The Committee established performance goals based on return on invested capital for the Company over the three-year term, with a performance matrix pursuant to which the performance shares may be increased or decreased based on greater or lesser levels of performance. Results for each year are weighted 20%, 30% and 50% over the three-year cycle. Earned performance shares are valued at the Company's stock price at the end of the performance period and awards may be paid in cash or in shares of common stock, or any combination of cash and stock as determined by the Committee. Payout under the plan to any Executive is capped at two times the target incentive.

     The Compensation Committee on December 18, 2005 also granted restricted shares and stock options to the Executives as follows: Mr. Bay, 37,000 restricted shares; Mr. McClain, 10,000 restricted shares; Mr. Meaney, 5,000 restricted shares;  Mr. Jaksich,  10,000 stock options;  and Mr. Treinen,  7,500 stock options. The restricted shares vest if the Executive's employment terminates upon death, disability or normal retirement on or after age 62, upon involuntary termination prior to age 62 without cause, or upon a change of control of the company. Dividends are paid on restricted shares. The stock options are exercisable at market price on the grant date, have a term of seven years, and vest beginning on the first anniversary of the grant in equal amounts over three years. The restricted share and stock option grants were made pursuant to the stockholder-approved Valmont 2002 Stock Plan.

     The Valmont board of directors on December 19, 2005 confirmed director compensation for fiscal 2006. Director compensation for 2006 is unchanged from director compensation for 2005 other than the lead director retainer.
Non-employee directors will receive (1) an annual retainer of $55,000, (2) $2,500 for each board meeting attended ($1,000 if the participation was via teleconference), and (3) $2,000 for each committee meeting attended. The lead director receives an additional $35,000 per year and each committee chairman receives an additional $10,000 per year. Directors have the ability to receive cash fees in the form of deferred compensation which accrues interest indexed to U.S. Government Bonds compounded monthly.

     Non-employee directors also receive equity compensation as provided in the stockholder-approved 2002 Stock Plan. The equity compensation consists of (1) an annual grant of 2,000 shares of common stock and (2) an annual grant of a nonqualified stock option for 4,000 shares of common stock exercisable at the fair market value of the Company's common stock on the date of grant. The equity grants are made annually on the date of and following completion of Valmont's annual stockholders' meeting. The common stock grant is forfeited if a director's services terminate for any reason other than death, retirement from the board at mandatory retirement age, or resignation or failure to stand for re-election, in any case without the prior approval of the board.

     Valmont does not have a defined benefit pension plan. Valmont maintains the Valmont Employee Retirement Savings Plan (a 401(k) Plan) and the related Valmont restoration plan (a non-qualified plan designed to restore 401(k) benefits limited by IRS regulations). The amounts contributed by Valmont to such plans for executive officers are generally 4.5% of the executive officer's salary and bonus (15% for Messrs. Bay, McClain and Meaney). The Compensation Committee determined to end the Valmont perquisites program effective for fiscal 2006. The Chief Executive Officer is directed by company security policy to use company aircraft for both business and personal travel.

Item 5.02. Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

     (d) On December 19, 2005, at a regularly scheduled meeting of the Valmont board of directors, the board elected Mr. Daniel P. Neary to the board for a term expiring in 2006. Mr. Neary was also appointed to serve on the Audit Committee.

     Mr. Neary, age 53, has held a number of key management positions at Mutual of Omaha and was named Chairman and Chief Executive Officer of Mutual of Omaha in December 2004. Mutual of Omaha is a full service, multi-line organization providing insurance and financial services products for individuals, businesses and groups throughout the United States. Mr. Neary joined Mutual of Omaha Insurance Company in 1975.

Item 8.01  Other Events

     Valmont adopted a Stockholder Rights Plan in 1995 under which each share of Valmont common stock carried with it certain preferred stock purchase rights. The rights were subject to the terms and conditions of the Rights Agreement dated December 19, 1995, as amended. The Valmont board of directors determined to allow the preferred stock purchase rights to expire December 19, 2005 pursuant to the Rights Agreement, effectively terminating the Stockholder Rights Plan.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Valmont Industries, Inc.

Date:  December 22, 2005
                                     By:  /s/ Terry J. McClain
                                        ______________________________________
                                        Name:  Terry J. McClain
                                        Title:   Senior Vice President and
                                                 Chief Financial Officer